Exhibit 3.2

BYLAWS

of

KINETIC CONCEPTS, INC.

(hereinafter, the “Corporation”)

ARTICLE I

Offices

Section 1.1. Principal Office. The principal office of the Corporation shall be in the City of San Antonio, Texas.

Section 1.2. Registered Office. The registered office of the Corporation required by the Texas Business Organizations Code, as amended from time to time (the “TBOC”), to be maintained in the State of Texas, may be, but need not be, identical with the principal office and the address of the registered office may be changed from time to time by the Board of Directors of the Corporation (the “Board” and each member of such Board, a “Director”).

Section 1.3. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Shareholders

Section 2.1. Place of Meetings. The Board may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting of the shareholders called by the Board.

Section 2.2. Annual Meeting. The annual meeting of shareholders shall be held at such time, on such day and at such place as may be designated by the Board, at which time the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting.

Section 2.3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Formation of the Corporation, as amended from time to time (the “Certificate”), may be called by (a) the Chairman of the Board, if one shall be elected, (b) the President, (c) the Board or (d) the holders of at least ten percent (10%) of all of the shares entitled to vote at the special meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

Section 2.4. Notice of Meetings.

(a) Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed or by other lawful means, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, the notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

(b) Any notice required to be given to any shareholder, under any provision of the TBOC or the Certificate or Bylaws of the Corporation, need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions of interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State of the State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 2.5. Quorum. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided by the Certificate. Unless otherwise provided in the Certificate or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate or these Bylaws, the any officer entitled to preside at or act as secretary of the meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by such officer.

Section 2.6. Voting of Shares. Except as otherwise provided by the TBOC and the Certificate, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the share transfer records of the Corporation. When a quorum is present at any meeting of shareholders (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) and except as otherwise provided in the TBOC or the Certificate, (a) with respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of shareholders shall be the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present and (b) with respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter rather than the affirmative vote of a specified portion of shares as otherwise required by the TBOC.

Section 2.7. Election of Directors. At each election for Directors, each shareholder entitled to vote at such election shall, unless otherwise provided by the Certificate or by the TBOC, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Certificate, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

Section 2.8. Telephone Meetings. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.9. Action Without Meeting.

(a) Any action required by the TBOC or the Certificate to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent unless otherwise provided in the Certificate.

(b) A photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section.

ARTICLE III

Directors

Section 3.1. Number and Qualification. The Board shall be composed of not less than one (1) nor more than fifteen (15) members. Subject to any limitation specified in the TBOC or in the Certificate, the number of Directors may be increased or decreased by the shareholders of the Corporation or by resolution adopted by a majority of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 3.2. Election and Term of Office. The Directors shall be elected at the annual meeting of the shareholders (except as provided in Sections 3.3 and 3.4) by the holders of shares entitled to vote in the election of Directors. Unless otherwise provided in the Certificate, each Director elected shall hold office until his successor shall have been elected and qualified, or until his death, resignation or removal in the manner hereinafter provided.

Section 3.3. Resignation. Any Director may resign at any time by giving written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4. Removal. At any special meeting of the shareholders called expressly for that purpose, any Director or Directors, including the entire Board, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of the holders of a majority of all shares outstanding and entitled to vote at an election of Directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Directors as provided in Section 3.5.

Section 3.5. Vacancies.

(a) Any vacancy occurring in the Board may be filled in accordance with subsection (c) of this Section 3.5, by the shareholders of the Corporation or by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

(b) A directorship to be filled by reason of an increase in the number of Directors may be filled in accordance with subsection (c) of this Section 3.5 or may be filled by the Board for a term of office continuing only until the next election of one (1) or more Directors by the shareholders; provided, however, that subsequent to the first annual meeting of shareholders the Board may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.

(c) Any vacancy occurring in the Board or any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

Section 3.6. General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate or by these Bylaws directed or required to be exercised or done by the shareholders.

ARTICLE IV

Meetings of the Board

Section 4.1. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

Section 4.2. Annual Meeting. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

Section 4.3. Regular Meetings. Regular meetings of the Board, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 4.4. Special Meetings. Special meetings of the Board may be called by the President and shall be called by the President or Secretary if directed by the written request of the number of Directors constituting 33-1/3% or more of the total number of Directors the Board. Telegraphic, written, facsimile or other electronic means of notice of each special meeting of the Board shall be sent to each Director not less than two hours before such meeting. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 4.5. Quorum and Action. At all meetings of the Board, the presence of a majority of the number of Directors fixed in accordance with Section 3.1 shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Certificate or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 4.6. Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 4.7. Telephone Meetings. Directors may participate in and hold a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board, or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V

Committees of the Board

Section 5.1. Membership and Authorities. The Board, by resolution adopted by a majority of the full Board, may designate from among its members (a) one (1) or more committees, each of which shall have and may exercise all of the authority of the Board in the business and affairs of the Corporation, except in those cases where the authority of the Board is specifically denied to such committee or committees by the TBOC, the Certificate or these Bylaws and (b) one (1) or more Directors as alternate members of any such committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board.

Section 5.2. Minutes and Rules of Procedure. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee’s own rules of procedure.

Section 5.3. Vacancies. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

Section 5.4. Telephone Meetings. Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5.5. Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE VI

Officers

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other additional officers with such titles as the Board shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board may be removed by the Board with or without cause. Any officer may resign at any time by giving written notice thereof to the Board or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VII

Indemnification

Section 7.1. Definitions. In this Article:

“Indemnitee” means (i) any present or former Director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

“Official Capacity” means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 7.2. Indemnification. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 7.1, if it is determined in accordance with Section 7.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the Corporation’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 7.2, no indemnification shall be made under this Section 7.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 7.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Section 7.3. Successful Defense. Without limitation of Section 7.2 and in addition to the indemnification provided for in Section 7.2, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 7.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

Section 7.4. Determinations. Any indemnification under Section 7.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 7.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 7.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

Section 7.5. Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making the determination specified in Section 7.4, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

Section 7.6. Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 7.7. Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation’s Certificate, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.8. Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

Section 7.9. Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Chapter 8 of the TBOC, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

Section 7.10. Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 7.1 of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

Section 7.11. Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VIII

General Provisions

Section 8.1. Waiver of Notice.

(a) Whenever, under the provisions of applicable law or of the Certificate or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

(b) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 8.2. Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board. Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

Section 8.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 8.4. Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate. The Board may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.5. Voting Upon Shares Held by the Corporation. Unless otherwise ordered by the Board, the Chairman of the Board, if one shall be elected, or the President, if a Chairman of the Board shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE IX

Amendments

Section 9.1. Amendment by Board. The Board shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board may not amend or repeal that Bylaw. Unless the Corporation’s Certificate or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Corporation’s shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board.

ARTICLE X

Subject to Certificate and All Laws

Section 10.1. Subject to All Laws. The provisions of these Bylaws shall be subject to the Certificate and all valid and applicable laws, including, without limitation, the TBOC as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to the Certificate or any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.